UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

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HIGHLANDS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

P.O. Box 1128 Abingdon, Virginia (Address of principal executive offices)	24212-1128 (Zip Code)

Registrant’s telephone number, including area code: (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report on Form 8-K amends and restates certain information previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2008 solely for the purpose of correcting the liquidation amount of the preferred securities held by Highlands Bankshares, Inc. that were redeemed and the expected net charge to earnings. Except as expressly set forth in the preceding sentence, this Amendment No. 1 does not purport to amend, update or restate the information in any item of the Form 8-K or reflect any events that have occurred after the Form 8-K was filed on January 16, 2008.

Item 2.04           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On January 15, 2008 (the “Redemption Date”), Highlands Bankshares, Inc. (the “Company”) redeemed $3,862,500 in principal amount of its Junior Subordinated Debt Securities due January 15, 2028 (the “Debt Securities”). All of the Debt Securities are held by Highlands Capital Trust I (the “Trust”), the Company’s partially-owned subsidiary. The redemption price paid for the Debt Securities was 104.625% of the principal amount of the Debt Securities redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

Simultaneously, Wilmington Trust Company, the trustee of the Trust, used the proceeds received from the redemption of the Debt Securities to redeem a “like amount” of the Trust’s outstanding Common Securities and $2.3125 Preferred Securities (the “Preferred Securities”). The Trust redeemed $3,750,000 in principal amount of the Preferred Securities at a price equal to 104.625% of the $25.00 liquidation amount per redeemed Preferred Security, plus accumulated distributions thereon to but excluding the Redemption Date (the “Preferred Securities Redemption”). Prior to the Preferred Securities Redemption, the Company held $1,200,000 in liquidation amount of the Preferred Securities then outstanding. In connection with the Preferred Securities Redemption, $600,000 in liquidation amount of the Preferred Securities held by the Company was redeemed.

The Trust also redeemed $112,500 in liquidation amount of its Common Securities, all of which were held by the Company. The redemption price paid for the Common Securities was 104.625% of the $25.00 liquidation amount per redeemed Common Security, plus accumulated distributions thereon to but excluding the Redemption Date.

As a result of these transactions, the Company expects to incur a charge to earnings of approximately $168,000, net of tax. This charge includes the early redemption premium and the impairment of unamortized debt issuance costs relating to the redeemed Debt Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.

(Registrant)

Date: January 30, 2008	By: /s/ Robert M. Little, Jr

Robert M. Little, Jr.

Chief Financial Officer